Exhibit 5

Durham Jones & Pinegar, P.C. 111 East Broadway, Suite 900 P O Box 4050 Salt Lake City, Utah 84110 801.415.3000 801.415.3500 Fax www.djplaw.com

June 28, 2012

Board of Directors
ZAGG Inc
3855 South 500 West, Suite J
Salt Lake City, Utah 84115

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ZAGG Inc, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 of the Company (as amended, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 30, 2012, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the sale or resale of (i) up to $85,000,000 in aggregate initial offering price of shares of the Company’s Common Stock, par value $0.001 per share (the “Primary Securities”), and (ii) up to 323,309 shares of the Company’s Common Stock to be offered for resale from time to time as described in the Registration Statement by certain selling stockholders identified in the Prospectus or in one or more prospectus supplements (the “Secondary Securities” and together with the Primary Securities, the “Securities”).

The Secondary Securities consist of 323,309 shares of Company Common Stock (the “Warrant Shares”) underlying certain issued and outstanding warrants granted by the Company (the “Warrants”).

The Registration Statement provides that the Securities may be offered in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinions expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

1.	The Registration Statement;

2.	The Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Articles”);

3.
The  By-laws of the Company, as amended to date (the “By-Laws”), certified as true, accurate and complete by an officer of the Company in an officer’s certificate dated as of the date hereof (the “Opinion Certificate”);

4.
Unanimous Written Consent Resolutions of the Board of Directors of the Company, dated June 26, 2012, certified as true, accurate and complete, and in full force and effect, by an officer of the Company in the Opinion Certificate;

5.	The Opinion Certificate; and

6.
Such other certificates, authorizing resolutions, certifications of officers of the Company, documents, and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion letter, subject to the limitations, assumptions, and qualifications noted below.

ZAGG Inc
Board of Directors
June 28, 2012

In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

We further assume that:

A.
The issuance, sale, amount and terms of the Primary Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Company’s Organizational Documents and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

B.	The Company will not issue any Primary Securities in excess of the number or amount authorized by Board Action and the Articles.

C.
Prior to the issuance of any shares of Common Stock, either in connection with the Primary Securities or as Warrant Shares, there will exist, under the Articles, the requisite number of authorized but unissued shares of Common Stock.

D.
For shares of Common Stock represented by stock certificates (“Stock Certificates”), appropriate Stock Certificates representing shares of Common Stock will be executed and delivered upon issuance and sale of any such shares of Common Stock, and will comply with the  Articles and By-Laws and applicable law.

E.
The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus.

F.	The Registration Statement will have been declared effective and will remain effective under the Securities Act at all times during which the Securities are sold thereunder.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that

I.
Upon issuance of Stock Certificates representing shares of the Primary Securities, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Articles, By-Laws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Primary Securities will be duly authorized by all necessary corporate action of the Company, validly issued, fully paid and non-assessable.

II.
The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and when issued, paid for, sold, and delivered in accordance with the terms of the applicable Warrant(s), and as described in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

ZAGG Inc
Board of Directors
June 28, 2012

In addition to the qualifications assumptions and limitations set forth above, the foregoing opinions are further qualified as follows:  We do not express any opinion herein concerning any law other than the Nevada Revised Statutes, as amended, specifically those relating to corporations, as in effect on the date hereof. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other state, federal or foreign laws, or as to any matters of municipal law or the laws of any local agencies within any state. We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act (“Item 601”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601, and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Durham Jones & Pinegar, P.C.

/s/ Durham Jones & Pinegar, P.C.